                  As filed with the Securities and Exchange Commission, via EDGAR, on March 27, 2002. Registration Nos. 333-______, 333-______, 333-______
and 333-______.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                               TOLL BROTHERS, INC.
                                   TOLL CORP.
                         FIRST HUNTINGDON FINANCE CORP.
                               TOLL FINANCE CORP.

           (Exact name of each registrant as specified in its charter)

       Delaware
       ------------                 22-2416878 - Toll Brothers, Inc.
       (State or other              22-2485860 - Toll Corp.
       jurisdiction of              23-2485787 - First Huntingdon Finance Corp.
       incorporation                23-2978196 - Toll Finance Corp.
       of each registrant)          -------------------------------------------
                                    (I.R.S. Employer Identification Number)

                              3103 Philmont Avenue
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 938-8000
   ---------------------------------------------------------------------------
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrants' principal executive
                                    offices)

                                 Robert I. Toll
                            Chairman of the Board and
                             Chief Executive Officer
                               Toll Brothers, Inc.
                              3103 Philmont Avenue
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 938-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:
                            Mark K. Kessler, Esquire
                     Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street, 22nd Floor
                      Philadelphia, Pennsylvania 19103-2097
                                 (215) 977-2000

                               ------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                               ------------------

                         CALCULATION OF REGISTRATION FEE

                                                                                 Proposed maximum
                                                              Proposed maximum       aggregate          Amount of
        Title of each class of              Amount to be       offering price        offering       registration fee
      securities to be registered          registered (1)       per unit (2)       price (2) (3)           (4)
      ---------------------------          --------------     ----------------   -----------------  ----------------
Common Stock, $.01 par value (5)....
Preferred Stock, $.01 par value (6).        $750,000,000            100%            $750,000,000         $69,000
Warrants (7)........................
Debt Securities (8) (9).............
Guarantees (9)......................



(1) In United States Dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies, including the European Currency Unit. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement will not exceed $750,000,000. Such amount represents (i) the issue price of any common stock, (ii) the liquidation preference (or, if different, the issue price) of any preferred stock, (iii) the principal amount of any debt securities issued at their principal amount or the issue price rather than the principal amount of any debt securities issued at an original issue discount, and (iv) the issue price of any warrants (but not the exercise price of any securities issuable upon the exercise of such warrants).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per unit will be determined from time to time by the registrant issuing such units or, in the case of an issuance of units which includes a guarantee, by the registrants.

(3)      No separate consideration will be received for (i) any guarantee or
         (ii) any common stock, preferred stock or debt securities that may be issuable upon conversion of or in exchange for convertible or exchangeable preferred stock or debt securities (including any securities issuable upon stock splits or similar transactions pursuant to Rule 416 under the Securities Act of 1933).

(4) Pursuant to Rule 457(p) under the Securities Act of 1933, we are carrying forward $41,700 of this amount which was previously paid upon the filing by Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. of a registration statement on Form S-3 on November 30, 1999 (File Nos. 333-91773, 333-91773-01, 333-91773-02 and
         333-91773-03) allocable to $150,000,000 of unsold securities covered thereby which are hereby deemed deregistered.

(5) Subject to footnote (1), there are being registered hereunder an indeterminate number of shares of common stock as may be sold, from time to time, by Toll Brothers, Inc. There are also being registered hereunder an indeterminate number of shares of common stock as may be issuable upon conversion of, or in exchange for, or upon exercise of, convertible, exchangeable or exercisable debt securities, preferred stock or warrants. This registration statement also pertains to Rights to Purchase Series A Junior Participating Preferred Stock ("Rights") of Toll Brothers, Inc. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificate for the common stock and will be transferred along with and only with the common stock. Upon the occurrence of such events, the Rights will separate from the common stock and separate certificates representing the Rights will be distributed to the holders of the common stock.

(6) Subject to footnote (1), there are being registered hereunder an indeterminate number of shares of preferred stock as may be sold, from time to time, by Toll Brothers, Inc. There are also being registered hereunder an indeterminate number of shares of preferred stock as may be issuable upon conversion of, or in exchange for, or upon exercise of, convertible, exchangeable or exercisable debt securities, preferred stock or warrants.

(7) Subject to footnote (1), there are being registered hereunder an indeterminate number of warrants as may be sold, from time to time, by Toll Brothers, Inc. entitling the holders thereof to purchase common stock or preferred stock of Toll Brothers, Inc. or debt securities of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. Warrants may be sold separately or as units with common stock or preferred stock of Toll Brothers, Inc. or debt securities of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp.

(8) Subject to footnote (1), there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time, by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. There is also being registered hereunder an indeterminate principal amount of such debt securities as may be issuable upon conversion of, or in exchange for, or upon exercise of, convertible, exchangeable or exercisable debt securities, preferred stock or warrants.

(9) Each of the debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. will be accompanied by a guarantee to be issued by Toll Brothers, Inc.

                               ------------------

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to Completion, dated March 27, 2002

                                   PROSPECTUS

                           [TOLL BROTHERS, INC. LOGO]

                               TOLL BROTHERS, INC.
                                  Common Stock
                                 Preferred Stock
                                    Warrants
                          Guarantees of Debt Securities

                                   TOLL CORP.
                         FIRST HUNTINGDON FINANCE CORP.
                               TOLL FINANCE CORP.
                                 Debt Securities


         Toll Brothers, Inc. may offer any of the following securities from time to time:

         o        common stock;

         o        preferred stock;

         o warrants to purchase common stock or preferred stock issued by Toll Brothers, Inc. or debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp.; and

         o guarantees of debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp.

         Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. may offer debt securities from time to time. Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. are indirect, wholly-owned subsidiaries of Toll Brothers, Inc.

         Toll Brothers, Inc.'s common stock is listed on the New York Stock Exchange and the Pacific Exchange under the Symbol "TOL."

         Each time we offer any of the securities described in this prospectus we will provide a prospectus supplement that will describe the specific price of the securities being offered and the other terms of the offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell any securities unless it is accompanied by the applicable prospectus supplement.

                                ----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ___________ __, 2002.

  *****************************************************************************

The following text is to appear vertically in the left margin of cover.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              ABOUT THIS PROSPECTUS

         This prospectus describes certain securities of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. may offer up to $750,000,000 worth of securities.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are offering. Each supplement will also contain specific information about the terms of the offering it describes. The prospectus supplement may also add to, update or change the information contained in this prospectus. In addition, as we describe below in the section entitled "Where You Can Find More Information," Toll Brothers, Inc. has filed and plans to continue to file other documents with the SEC that contain information about it and the business conducted by it and its subsidiaries. Before you decide whether to invest in any of the securities offered by this prospectus, you should read this prospectus, the prospectus supplement that further describes the offering of those securities and the information Toll Brothers, Inc. otherwise files with the SEC.

         When this prospectus or a supplement to this prospectus uses the words "we," "us" and "our," they refer to Toll Brothers, Inc. and its subsidiaries, including Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp., unless the context otherwise requires. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

                       WHERE YOU CAN FIND MORE INFORMATION

         Toll Brothers, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with those requirements, Toll Brothers, Inc. files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document Toll Brothers, Inc. files with the SEC at the SEC's public reference room at the following location:

                                 Judiciary Plaza
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

         You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC filings of Toll Brothers, Inc. are also available to the public from the SEC's Internet website at http://www.sec.gov. In addition, the common stock of Toll Brothers, Inc. is listed on the New York Stock Exchange and similar information concerning Toll Brothers, Inc. can be inspected and copied at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005. The common stock of Toll Brothers, Inc. is also listed on the Pacific Exchange, but the Pacific Exchange does not have a public reference room for review of SEC filings of its listed companies.

         The SEC allows us to "incorporate by reference" into this prospectus the information Toll Brothers, Inc. files with the SEC. This means that we are permitted to disclose important information to you by referring you to other documents Toll Brothers, Inc. has filed with the SEC. We incorporate by reference in two ways. First, we list certain documents that Toll Brothers, Inc. has filed with the SEC. The information in these documents is considered part of this prospectus. Second, Toll Brothers, Inc. expects to file additional documents with the SEC in the future. The information in these documents, when filed, will update and supersede the current information included in or incorporated by reference in this prospectus. You should consider any statement contained in this prospectus or in a document which is incorporated by reference into this prospectus to be modified or superseded to the extent that the statement is modified or superseded by another statement contained in a later dated document that constitutes a part of this prospectus or is incorporated by reference into this prospectus. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.

         We incorporate by reference in this prospectus all the documents listed below and any filings Toll Brothers, Inc. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before all the securities offered by this prospectus have been sold or de-registered:

         o The annual report on Form 10-K of Toll Brothers, Inc. filed with the SEC for the fiscal year ended October 31, 2001;

         o The quarterly report on Form 10-Q of Toll Brothers, Inc. filed with the SEC for the fiscal quarter ended January 31, 2002;

         o The current reports on Form 8-K of Toll Brothers, Inc. filed with the SEC on November 29, 2001, December 6, 2001 and March 5, 2002;

         o        The description of the common stock of Toll Brothers, Inc.
                  contained in its registration statement filed with the SEC on a Form 8-A dated June 19, 1986 registering the common stock under Section 12 of the Securities Exchange Act of 1934; and

         o The description of preferred stock purchase rights contained in the registration statement of Toll Brothers, Inc. filed with the SEC on June 19, 1997 on Form 8-A, as the same was amended by an amendment filed with the SEC on August 21, 1998 on Form 8-A/A, registering the preferred stock purchase rights under Section 12 of the Securities Exchange Act of 1934.

         We will deliver, without charge, to anyone receiving this prospectus, upon written or oral request, a copy of any document incorporated by reference in this prospectus but not delivered with this prospectus, but the exhibits to those documents will not be delivered unless they have been specifically incorporated by reference. Requests for these documents should be made to:
Director of Investor Relations, Toll Brothers, Inc., 3103 Philmont Avenue, Huntingdon Valley, PA 19006, (215) 938-8000. We will also make available to the holders of the securities offered by this prospectus annual reports which will include audited financial statements of Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. We do not expect that Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. will be required to make filings with the SEC under
Section 15(d) of the Securities Exchange Act of 1934.

         This prospectus is part of our "shelf" registration statement. Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. have filed the registration statement with the SEC under the Securities Act of 1933 to register the securities that any of them may offer by this prospectus, including any applicable prospectus supplement. Not all of the information in the registration statement appears in this prospectus, or will appear in any prospectus supplement. You should refer to the registration statement and to the exhibits filed with the registration statement for further information about Toll Brothers, Inc., its consolidated subsidiaries, including Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp., and the securities offered by this prospectus.

                               TOLL BROTHERS, INC.

         Toll Brothers, Inc., through its subsidiaries, designs, builds, markets and arranges financing for single-family homes in residential communities that include both detached and attached homes. We market our homes primarily to middle-income and upper-income buyers, catering to move-up, empty nester and age-qualified home buyers. We emphasize high quality construction and consumer satisfaction. We utilize our own land development, architectural, engineering, mortgage, title, security monitoring, landscape, cable TV, broadband Internet access, lumber distribution, house component assembly and manufacturing operations. We also own and operate golf courses in conjunction with several of our master planned communities. We currently operate in twenty-two states in six regions around the country. While we continue to explore additional geographic areas for expansion, our operations are currently conducted in major suburban residential areas of:

         o        southeastern Pennsylvania and Delaware

         o        central New Jersey

         o        the Virginia and Maryland suburbs of Washington, D.C.

         o        Baltimore County, Maryland

         o        the Boston, Massachusetts metropolitan area

         o        Rhode Island

         o        southern New Hampshire

         o        Fairfield and Hartford Counties, Connecticut

         o        Westchester County, New York

         o        the Los Angeles metropolitan area and San Diego, California

         o        the San Francisco Bay area of northern California

         o        Palm Springs, California

         o        the Phoenix, Arizona metropolitan area

         o        Raleigh and Charlotte, North Carolina

         o        Dallas, Austin and San Antonio, Texas

         o        the east and west coasts of Florida

         o        Las Vegas, Nevada

         o        Columbus, Ohio

         o        Nashville, Tennessee

         o        Detroit, Michigan

         o        Chicago, Illinois

         o        Denver, Colorado

         In recognition of its achievements, Toll Brothers, Inc. has received numerous awards from national, state and local homebuilder publications and associations. Toll Brothers, Inc. is the only publicly traded home builder to have won all three of the industry's highest honors: America's Best Builder
(1996), The National Housing Quality Award (1995), and Builder of the Year
(1988).

         Co-founded by Robert I. Toll and Bruce E. Toll, Toll Brothers, Inc. commenced its business operations, through predecessor entities, in 1967. Toll Brothers, Inc. is a Delaware corporation that was formed in May 1986.

         Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. are indirect, wholly-owned subsidiaries of Toll Brothers, Inc. which were incorporated in Delaware in July 1987, July 1987 and October 1998, respectively. Neither Toll Corp., First Huntingdon Finance Corp. nor Toll Finance Corp. has any independent operations or generates any operating revenues other than providing financing to other subsidiaries of Toll Brothers, Inc. by lending the proceeds of its offerings of debt securities and related activities. There is no present intention to have Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. engage in other activities.

         The principal executive offices of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. are located at 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006, and their telephone number is (215) 938-8000.

                              THE HOUSING INDUSTRY

         Residential real estate developers, including Toll Brothers, Inc., are subject to various risks on the national, regional and local levels. These risks include:

         o        economic recession,

         o        oversupply of homes,

         o        changes in governmental regulation,

         o        adverse weather conditions,

         o        work stoppages and labor disputes,

         o        unforeseen engineering, environmental or geological problems,

         o        litigation related to construction defects,

         o        increases in costs of land, materials and labor,

         o        increases in real estate taxes, and

         o the unavailability of construction funds or mortgage loans at rates acceptable to builders and home buyers.

         Our business and earnings are substantially dependent on our ability to obtain financing for our development activities on terms that are acceptable to us. Increases in interest rates increase our construction cost and, to the extent the increase is passed on to our customers in the form of higher prices for our homes, may adversely impact our ability to sell our homes. In addition, increases in interest rates may have an adverse effect on the availability of home financing to our present and potential customers.

         The housing industry has been subject to increasing environmental, building, zoning and sales regulation by various federal, state and local authorities. This regulation affects construction activities as well as sales activities and other dealings with consumers. In addition, the industry has also seen an increase in state and local legislation authorizing the acquisition of land, mainly by governmental, quasi-public and non-profit entities, as designated open spaces. We must obtain the approval of numerous governmental authorities in connection with our development activities. We may be required to apply for additional approvals or the modification of our existing approvals because of changes in local circumstances or applicable law. Expansion of regulation in the housing industry has increased the time required to obtain the necessary approvals to begin construction and has prolonged the time between the initial acquisition of land or land options and the commencement and completion of construction.

                                 USE OF PROCEEDS

         We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of residential development properties, the repayment of our outstanding indebtedness, working capital or for any other purposes as may be described in an accompanying prospectus supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows the ratio of earnings to fixed charges of Toll Brothers, Inc. for the periods indicated:



                                                                                             Three Months Ended
                                               Year Ended October 31,                            January 31,
                                   ------------------------------------------------      ---------------------------
                                     1997   1998      1999      2000      2001               2001           2002
                                     ----   ----      ----      ----      ----           ------------    -----------
Ratio, including
collateralized                     3.81     4.35      3.89      4.53      4.92              4.38             3.66
   mortgage financing(1)


---------------------

         (1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary loss and change in accounting plus interest expense and fixed charges except interest incurred. Fixed charges consist of interest incurred (whether expensed or capitalized), the portion of rent expense that is representative of the interest factor, and amortization of debt discount and issuance costs.

                  DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

         Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. may issue debt securities from time to time in one or more series. Any series of debt securities offered by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. will be offered together with the unconditional guarantees of Toll Brothers, Inc.

         One or more series of the debt securities of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. may be issued under a single indenture. Alternatively, any series of debt securities may be issued under a separate indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the board of directors, or an officer or committee of officers authorized by the board of directors, of both the issuer of the debt securities and Toll Brothers, Inc. under the applicable indenture. We refer in this prospectus to the resolution(s) authorizing a series of debt securities as an authorizing resolution. Each indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this prospectus as an "indenture," and collectively with any other indentures, as the "indentures." Each indenture will be entered into among Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., as the obligor, Toll Brothers, Inc., as the issuer of the related guarantees, and Bank One Trust Company, NA, or another institution named in the applicable prospectus supplement, as trustee.

         The following is a description of certain general terms and provisions of the debt securities we may offer by this prospectus. The name of the issuer and the particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, will be described in a prospectus supplement relating to those debt securities. Except as otherwise indicated in this prospectus or in the applicable prospectus supplement, the following description of indenture terms is applicable to, and each reference to "the indenture" is a reference to, each indenture that Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. may enter into with respect to any series of debt securities we may offer by this prospectus, unless the context otherwise requires. All references to "Section" in the following description refer to the applicable Section of the indenture.

         The terms of any series of the debt securities include those stated in the applicable indenture. Holders of each series of the debt securities are referred to the indenture for that series, including the applicable authorizing resolution, for a statement of the terms. The respective forms of the indenture for the debt securities of Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. are filed as exhibits to the registration statement. Each indenture may be amended or modified for any series of debt securities by an authorizing resolution which will be described in an applicable prospectus supplement, and the applicable authorizing resolution relating to any series of debt securities offered pursuant to this prospectus will be filed as an exhibit to a report incorporated by reference in this prospectus. The following summary of certain provisions of the debt securities and the indenture is not complete. You should read all of the provisions of the indenture, including the definitions contained in the indenture which are not otherwise defined in this prospectus, and the applicable prospectus supplement. Wherever we refer to particular provisions or defined terms of the indenture, these provisions or defined terms are incorporated in this prospectus by reference.

General

         The debt securities, when issued, will be obligations that constitute senior secured debt, senior unsecured debt, senior subordinated debt or subordinated debt of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., as the case may be. Toll Brothers, Inc. will unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. See "Guarantee of Debt Securities." The total principal amount of debt securities which may be issued under the indenture will not be limited. Debt securities may be issued under the indenture from time to time in one or more series. Unless the applicable prospectus supplement relating to the original offering of a particular series of debt securities indicates otherwise, the issuer of that series of debt securities will have the ability to reopen the previous issue of that series of debt securities and issue additional debt securities of that series pursuant to an authorizing resolution, an officers' certificate or an indenture supplement. Because neither Toll Corp., First Huntingdon Finance Corp. nor Toll Finance Corp. has any independent operations or generates any operating revenues, the funds required to pay the principal, the premium, if any, and interest on the debt securities will come from Toll Brothers, Inc. and its other subsidiaries. Except as otherwise stated in the applicable prospectus supplement, there is no legal or contractual restriction on the ability of Toll Brothers, Inc. or the other subsidiaries of Toll Brothers, Inc. to provide these funds.

         If the debt securities of any series issued by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. will be subordinated to any other indebtedness of that issuer, the indebtedness of that issuer to which that series will be subordinated will be referred to in the applicable authorizing resolution and prospectus supplement as senior indebtedness of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., as the case may be. The applicable authorizing resolution and prospectus supplement will define that senior indebtedness and describe the terms of the subordination. Unless otherwise stated in the applicable prospectus supplement, the payment of principal, premium, if any, and interest on any series of debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. which is subordinated by its terms to other indebtedness of that issuer will be subordinated in right of payment, in the manner and to the extent described in the indenture under which that series is issued, to the prior payment in full of all senior indebtedness of the issuer, as defined in the applicable authorizing resolution and prospectus supplement, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture.

         The prospectus supplement relating to any series of debt securities that are offered by this prospectus will name the issuer and describe the specific terms of that series of debt securities. The applicable prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:

         o their title and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which they will be issuable;

         o their price or prices (expressed as a percentage of the respective aggregate principal amount of the debt securities) at which they will be issued;

         o their total principal amount and, if applicable, the terms on which the principal amount of the series may be increased by a subsequent offering of additional debt securities of the same series;

         o the interest rate (which may be fixed or variable and which may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which interest, if any, will accrue and the circumstances, if any, in which the issuer may defer interest payments;

         o any special provisions for the payment of any additional amounts with respect to the debt securities;

         o any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced by the securities to other indebtedness of the issuer;

         o the date or dates on which principal and premium, if any, are payable or the method of determining those dates;

         o the dates and times at which interest, if any, will be payable, the record date for any interest payment and the person to whom interest will be payable if other than the person in whose name the debt security is registered at the close of business on the record date for the interest payment;

         o the place or places where principal, premium, if any, and interest, if any, will be payable;

         o the terms applicable to any "original issue discount" (as defined in the Internal Revenue Code of 1986, as amended, and the related regulations), including the rate or rates at which the original issue discount will accrue, and any special federal income tax and other considerations;

         o the right or obligation, if any, of the issuer to redeem or purchase debt securities under any sinking fund or analogous provisions or at the option of a holder of debt securities, or otherwise, the conditions, if any, giving rise to the right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, and any provisions for the marketing of the debt securities;

         o if the amount of payments of principal, premium, if any, and interest, if any, is to be determined by reference to an index, formula or other method, the manner in which these amounts are to be determined and the calculation agent, if any, with respect to the payments;

         o if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the stated maturity of the debt securities pursuant to an "Event of Default," as defined in the applicable indenture;

         o whether the debt securities will be issued in registered or bearer form and the terms of these forms;

         o whether the debt securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary;

         o any provision for electronic issuance or issuances in uncertificated form;

         o        any listing of the debt securities on a securities exchange;

         o any events of default or covenants in addition to or in place of those described in this prospectus;

         o the terms, if any, on which the debt securities will be convertible into or exchangeable for other debt or equity securities, including without limitation the conversion price, the conversion period and any other provisions in addition to or in place of those included in this prospectus;

         o the collateral, if any, securing payments with respect to the debt securities and any provisions relating to the collateral;

         o whether and upon what terms the debt securities may be defeased; and

         o        any other material terms of that series of debt securities.
                  (Section 2.03)

Guarantee of Debt Securities

         Toll Brothers, Inc. will unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. (Section 7.01).

         Unless otherwise provided in the applicable prospectus supplement or authorizing resolution, the payment of principal, premium, if any, and interest on the debt securities under the guarantees will be junior in right of payment to the prior payment in full of all senior indebtedness of Toll Brothers, Inc., in the manner and to the extent described in the indenture, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture. The senior indebtedness of Toll Brothers, Inc. is referred to in the indenture as "Senior Indebtedness of the Guarantor" and may be further defined in the applicable prospectus supplement and authorizing resolution. (Section 7.02).

         Unless otherwise provided in the applicable prospectus supplement, upon
(1) the maturity of any senior indebtedness of Toll Brothers, Inc. by lapse of time, acceleration, unless waived, or otherwise or (2) any distribution of the assets of Toll Brothers, Inc. upon any dissolution, winding up, liquidation or reorganization of Toll Brothers, Inc., the holders of senior indebtedness of Toll Brothers, Inc. will be entitled to receive payment in full before the holders of any then outstanding debt securities of a series offered by this prospectus will be entitled to receive any payment on those debt securities pursuant to the guarantees. Except as otherwise provided in the applicable prospectus supplement, if in any of the situations referred to in (1) or (2) above, a payment is made to the trustee or to holders of the debt securities of a series offered by this prospectus before all senior indebtedness of Toll Brothers, Inc. has been paid in full or provision has been made for payment of all of the senior indebtedness of Toll Brothers, Inc., the payment to the trustee or holders must be paid over to the holders of the senior indebtedness of Toll Brothers, Inc. (Sections 7.03, 7.04).

         The assets of Toll Brothers, Inc. consist principally of the stock of its subsidiaries. Therefore, the rights of Toll Brothers, Inc. and the rights of its creditors, including the holders of debt securities unconditionally guaranteed by Toll Brothers, Inc., to participate in the assets of any subsidiary other than the issuer of those debt securities upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary's creditors except to the extent that claims of Toll Brothers, Inc. itself as a creditor of the subsidiary may be recognized. This includes the prior claims of the banks that have provided and are providing to First Huntingdon Finance Corp. a revolving credit facility and a term loan under agreements pursuant to which Toll Brothers, Inc. and its other subsidiaries, including Toll Corp. and Toll Finance Corp., have guaranteed or will guarantee the obligations owing to the banks under the revolving credit facility and the term loan.

Conversion of Debt Securities

         Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be convertible into common stock of Toll Brothers, Inc. or into any other securities. The particular terms and conditions of the conversion rights of any series of convertible debt securities other than those described below will be described in the applicable prospectus supplement.

         Unless otherwise indicated in the applicable prospectus supplement, and subject, if applicable, to prior redemption at the option of the issuer of the debt securities, the holders of any series of convertible debt securities will be entitled to convert the principal amount or a portion of the principal amount which is an integral multiple of $1,000 at any time before the date specified in the applicable prospectus supplement for the series of debt securities into shares of common stock of Toll Brothers, Inc. at the conversion price stated in the applicable prospectus supplement, subject to adjustment as described below. (Section 10.02).

         In the case of any debt security or portion of debt security called for redemption, conversion rights will expire at the close of business on the second business day preceding the redemption date. (Section 10.02).

         Toll Brothers, Inc. will not be required to issue fractional shares of common stock upon conversion of the debt securities of a convertible series. Instead, Toll Brothers, Inc. will pay a cash adjustment for any fractional interest in a share of its common stock. (Section 10.04).

         Convertible debt securities surrendered for conversion during the period from the close of business on a "Record Date," as defined in the applicable indenture, or the next preceding "Business Day," as defined in the applicable indenture, if the Record Date is not a Business Day, preceding any "Interest Payment Date," as defined in the applicable indenture, to the opening of business on that Interest Payment Date, other than convertible debt securities or portions of convertible debt securities called for redemption during the period, will be accompanied by payment in next-day funds or other funds acceptable to Toll Brothers, Inc. of an amount equal to the interest payable on the Interest Payment Date on the principal amount of the convertible debt securities then being converted. Except as described in the preceding sentence, no payment or adjustment will be made on convertible debt securities on account of interest accrued on the debt securities surrendered for conversion or for dividends on the common stock delivered on conversion. If an issuer of convertible debt securities defaults on the payment of interest for which payment is made upon the surrender of those convertible debt securities for conversion, the amount so paid will be returned to the party who made the payment. (Section 10.03).

         The conversion price of the debt securities of a convertible series will be subject to adjustment in certain events, including:

         o the issuance of common stock of Toll Brothers, Inc. as a dividend or distribution on common stock of Toll Brothers, Inc.;

         o the subdivision, combination or reclassification of the outstanding common stock of Toll Brothers, Inc.;

         o the issuance of rights or warrants, expiring within 45 days after the record date for issuance, to the holders of common stock of Toll Brothers, Inc. generally entitling them to acquire shares of common stock of Toll Brothers, Inc. at less than the common stock's then "Current Market Price" as defined in the indenture;

         o the distribution to holders of common stock of Toll Brothers, Inc. generally of evidences of indebtedness or assets of Toll Brothers, Inc., excluding cash dividends paid from retained earnings and dividends or distributions payable in stock for which adjustment is otherwise made; or

         o the distribution to the holders of common stock of Toll Brothers, Inc. generally of rights or warrants to subscribe for securities of Toll Brothers, Inc. other than those for which adjustment is otherwise made. (Section 10.05)

         There will be no upward adjustment in the conversion price except in the event of a reverse stock split. Toll Brothers, Inc. is not required to make any adjustment in the conversion price of less than 1%, but the adjustment will be carried forward and taken into account in the computation of any subsequent adjustment. (Section 10.05).

         A conversion price adjustment or the failure to make a conversion price adjustment may, under various circumstances, be deemed to be a distribution that could be taxable as a dividend under the Internal Revenue Code to holders of debt securities or to holders of common stock.

         There will be no adjustments to the conversion price of the debt securities of any convertible series as discussed above in the following situations:

         o any consolidation or merger to which Toll Brothers, Inc. is a party other than a merger or consolidation in which Toll Brothers, Inc. is the continuing corporation;

         o any sale or conveyance to another corporation of the property of Toll Brothers, Inc. as an entirety or substantially as an entirety; or

         o any statutory exchange of securities with another corporation, including any exchange effected in connection with a merger of a third corporation into Toll Brothers, Inc.

However, the holder of each convertible debt security outstanding at that time will have the right to convert the debt security into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the transaction if the debt security was converted immediately before the effective date of the transaction. (Section 10.10).

Form, Exchange, Registration, Conversion, Transfer and Payment

         Unless otherwise indicated in the applicable prospectus supplement:

         o each series of debt securities will be issued in registered form only, without coupons;

         o payment of principal, premium, if any, and interest, if any, on each series of the debt securities will be payable at the office or agency of the issuer of that series maintained for this purpose (Section 2.05); and

         o the exchange, conversion and transfer of each series of debt securities may be registered at the office or agency of the issuer of that series maintained for this purpose and at any other office or agency maintained for this purpose. (Section 2.05).

         Subject to various exceptions described in the indenture, the issuer of each series of debt securities will be entitled to charge a reasonable fee for the registration of transfer or exchange of the debt securities of that series, including an amount sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection with the transfer or exchange. (Section 2.08).

         All payments made by the issuer of a series of debt securities to the trustee and paying agent for the payment of principal, premium, if any, and interest on the debt securities of that series which remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable may be repaid to the issuer. Afterwards, the holder of the debt security may look only to the issuer or, if applicable, Toll Brothers, Inc., for payment. (Section 11.03).

Registered Global Securities

         The registered debt securities of a series may be issued in whole or in part in the form of one or more registered global debt securities. A registered global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. Any registered global debt securities will be deposited with and registered in the name of a depositary or its nominee identified in the applicable prospectus supplement. In this case, one or more registered global securities will be issued, each in a denomination equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global security. (Section 2.14).

         Unless and until a registered global security is exchanged in whole or in part for debt securities in definitive registered form, it may not be transferred except as a whole:

         o by the depositary for the registered global security to a nominee for the depository;

         o by a nominee of the depositary to the depositary or to another nominee of the depositary; or

         o by the depositary or its nominee to a successor depositary or a nominee of a successor depositary. (Section 2.14).

         The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement involving any portion of a series of debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

         o ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (each a "participant" and, collectively, the "participants") or persons holding interests through the participants;

         o after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities of that series represented by the registered global security beneficially owned by the participants;

         o the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited;

         o only a participant or a person that may hold an interest through a participant may be the beneficial owner of a registered global security; and

         o ownership of beneficial interests in the registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

         The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

         So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

         o will not be entitled to have the debt securities represented by a registered global security registered in their names;

         o will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

         o will not be considered the owners or holders of the debt securities under the indenture.

         Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

         We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

         Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer of a series of debt securities, Toll Brothers, Inc., the trustee under the indenture nor any agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

         If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, Toll Brothers, Inc. will appoint an eligible successor depositary. If Toll Brothers, Inc. fails to appoint an eligible successor depositary within 90 days, the debt securities will be issued in definitive form in exchange for the registered global security. In addition, Toll Brothers, Inc. may at any time and in its sole discretion determine not to have any debt securities of a series represented by one or more registered global securities. In that event, debt securities of that series will be issued in definitive form in exchange for each registered global security representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary instructs the trustee. We expect that the instructions will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the registered global security.

Events of Default, Notice and Waiver

         Unless otherwise indicated in the applicable prospectus supplement, each of the following events will be an "Event of Default" with respect to each series of debt securities issued under the indenture:

         o Toll Brothers, Inc. or the issuer of that series of debt securities fails to pay interest due on any debt securities of that series for 30 days;

         o Toll Brothers, Inc. or the issuer of that series of debt securities fails to pay the principal of any debt securities of that series when due;

         o Toll Brothers, Inc. or the issuer of that series of debt securities fails to perform any other agreements contained in the debt securities of that series or in the guarantee relating to that series of debt securities or contained in the indenture for that series of debt securities and applicable to that series for a period of 60 days after the issuer's receipt of notice of the default from the trustee under the indenture or from the holders of at least 25% in principal of the debt securities of that series;

         o default in the payment of indebtedness of the issuer of that series of debt securities, Toll Brothers, Inc. or any "Subsidiary" (as defined in the indenture) of Toll Brothers, Inc., including Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., under the terms of the instrument evidencing or securing that indebtedness which permits the holder of that indebtedness to:


                  o accelerate the payment of an aggregate of more than $10,000,000 in principal amount of the indebtedness, after the lapse of applicable grace periods; or

                  o in the case of defaults other than payment defaults, accelerate the indebtedness and the acceleration is not rescinded or annulled within 10 days after the acceleration,


                  provided that, subject to certain limitations described in the indenture, the term "indebtedness" does not include for this purpose an acceleration of or default on certain "Non-Recourse Indebtedness," as that term is defined in the indenture and described below;

         o a final judgment for the payment of money in an amount in excess of $10,000,000 is entered against the issuer of that series of debt securities, Toll Brothers, Inc. or any Subsidiary (as defined in the indenture) of Toll Brothers, Inc., including Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., which remains undischarged for a period of 60 days after the date on which the right to appeal has expired, during which period execution is not effectively stayed, provided that the term "final judgment" will not include a "Non-Recourse Judgment," as that term is defined in the indenture and described below, unless the book value of all property, net of any previous write downs or reserves in respect of the property, subject to the Non-Recourse Judgment exceeds the amount of the Non-Recourse Judgment by more than $10,000,000;

         o an "Event of Default," as that term is defined in the indenture relating to Toll Corp.'s 8 3/4% Senior Subordinated Notes due 2006, 7 3/4% Senior Subordinated Notes due 2007,
                  8 1/8% Senior Subordinated Notes due 2009, 8% Senior Subordinated Notes due 2009, or 8 1/4% Senior Subordinated Notes due 2011 (each of these series of notes being referred to below as an "Outstanding Series"), occurs, provided that on the date of the occurrence, the outstanding principal amount of at least one Outstanding Series to which the occurrence relates exceeds $5,000,000;

         o any one of various events of bankruptcy, insolvency or reorganization specified in the indenture occurs with respect to Toll Brothers, Inc. or the issuer of that series of debt securities; or

         o the guarantee of Toll Brothers, Inc. relating to that series of debt securities ceases to be in full force and effect for any reason other than in accordance with its terms. (Section 8.01).

         "Non-Recourse Indebtedness," as defined in the indenture, means indebtedness or other obligations secured by a lien on property to the extent that the liability for the indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc. or any subsidiary (other than the subsidiary which holds title to the property) for any deficiency. (Section 1.01).

         "Non-Recourse Judgment," as defined in the indenture, means a judgment in respect of indebtedness or other obligations secured by a lien on property to the extent that the liability for (1) the indebtedness or other obligations and
(2) the judgment is limited to the property without liability on the part of Toll Brothers, Inc. or any subsidiary (other than the subsidiary which holds title to the property) for any deficiency. (Section 1.01).

         The trustee is required to give notice to the holders of any series of debt securities within 90 days of a default with respect to that series of debt securities under the indenture. However, the trustee may withhold notice to the holders of any series of debt securities, except in the case of a default in the payment of principal, premium, if any, or interest, if any, with respect to that series, if the trustee considers the withholding to be in the interest of the holders. (Section 9.05).

         If an Event of Default occurs and is continuing for a series of debt securities, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of debt securities, either the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series may, by giving an acceleration notice to the issuer of that series of debt securities, declare the unpaid principal of and accrued and unpaid interest on all of the debt securities of that series to be due and payable if, with respect to debt securities of that series (1) (a) no designated senior debt of Toll Brothers, Inc. or the issuer of that series of debt securities is outstanding, or (b) if the debt securities of that series are not subordinated to other indebtedness of the issuer of that series of debt securities, immediately; or (2) if designated senior debt of Toll Brothers, Inc. or the issuer of that series of debt securities is outstanding and the debt securities of that series are junior to other indebtedness of the issuer of that series of debt securities, upon the earlier of (A) ten days after the acceleration notice is received by the issuer of that series of debt securities or (B) the acceleration of any senior indebtedness of Toll Brothers, Inc. or the issuer of that series of debt securities. The designated senior debt of Toll Brothers, Inc. is referred to in the indenture as "Designated Senior Debt of the Guarantor" and the designated senior debt of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., as the case may be, is referred to in the indenture for that issuer's debt securities as "Designated Senior Debt of the Company," and each, as defined in the indenture, may be further defined in the applicable prospectus supplement. (Section 8.02).

         If an Event of Default occurs with respect to a series of debt securities as a result of certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of debt securities, then the unpaid principal amount of all of the debt securities of that series outstanding and any accrued and unpaid interest will automatically become due and payable immediately without any declaration or other act by the trustee or any holder of debt securities of that series. (Section 8.02).

         At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration, provided that, among other things, all Events of Default with respect to the particular series, other than payment defaults caused by the acceleration, have been cured or waived as provided in the indenture. (Section 8.02).

         The holders of a majority in outstanding principal amount of the debt securities of a particular series may generally waive an existing default with respect to that series and its consequences in accordance with terms and conditions provided in the indenture. However, these holders may not waive a default in the payment of the principal, any premium or any interest on the debt securities. (Section 8.04).

         Toll Brothers, Inc. and any issuer of debt securities offered by this prospectus will be required to file annually with the trustee under the indenture a certificate, signed by an officer of Toll Brothers, Inc. and the issuer, stating whether or not the officer knows of any default under the terms of the indenture and providing a description of any default of which the officer has knowledge. (Section 4.03).

Redemption

         The prospectus supplement relating to a series of redeemable debt securities will describe the rights or obligations of the issuer to redeem those debt securities and the procedure for redemption. (Section 3).

Additional Provisions

         Subject to the duty of the trustee to act with the required standard of care during a default, the indenture provides that the trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 9.01). Subject to these provisions for the indemnification of the trustee and various other conditions, the holders of a majority in total principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 8.05).

         A holder of debt securities of a series will not have the right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:

         o the holder gives to the trustee written notice of a continuing Event of Default;

         o the holders of not less than 25% in total principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

         o the holder offers the trustee indemnity satisfactory to it against any loss, liability or expense;

         o the trustee fails to comply with the holder's request within 60 days after receipt of the written request and offer of indemnity; and

         o the trustee, during the same 60-day period, has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the aforementioned written request of holders. (Section 8.06).

However, the holder of any debt security will have an absolute right to receive payment of the principal of and interest on that debt security on or after the respective due dates expressed in that debt security and to bring suit for the enforcement of any payment. (Section 8.07).

Covenants

         The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to the issuer of the series or Toll Brothers, Inc. with respect to that series. (Section 4).

Merger or Consolidation

         Neither Toll Brothers, Inc. nor the issuer of a series of debt securities offered by this prospectus may consolidate with or merge into, or transfer all or substantially all of its assets to, any other person without the written consent of the holders of a majority in outstanding principal amount of the debt securities of that series, unless:

         o the other person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of Toll Brothers, Inc. or the issuer, as the case may be, under the indenture and either the guarantees or the debt securities, as the case may be; and

         o immediately after giving effect to the transaction no "Default" or "Event of Default," as these terms are defined in the indenture, has occurred and is continuing.

Afterwards, all of the obligations of the predecessor corporation will terminate. (Section 5.01).

Modification of an Indenture

         The respective obligations of Toll Brothers, Inc. and the issuer of debt securities of any series offered by this prospectus and the rights of the holders of those debt securities under the indenture generally may be modified with the written consent of the holders of a majority in outstanding principal amount of the debt securities of all series under the indenture affected by the modification. However, without the consent of each affected holder of debt securities, no amendment, supplement or waiver may:

         o reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

         o reduce the rate or extend the time for payment of interest on the debt securities;

         o reduce the principal amount of, or premium on, the debt securities;

         o        extend the maturity of any debt securities;

         o        change the redemption provisions;

         o waive a default in the payment of the principal, premium, if any, or interest on any series of debt securities;

         o modify the subordination or guarantee provisions in a manner adverse to holders of any series of debt securities;

         o make the medium of payment other than that stated in the debt securities;

         o make a change that adversely affects the right to convert or the conversion price for any series of convertible debt securities;

         o make any change in the right of any holder of debt securities to receive payment of principal of, premium, if any, and interest on those debt securities, or to bring suit for the enforcement of any of these payments; and

         o change the provisions regarding modifications to the indenture or waiver of Defaults or Events of Default that will be effective against any holders of any series of debt securities. (Section 12.02).

Governing Law

         The indenture, the debt securities and the guarantees will be governed by the laws of the State of New York. (Section 13.09).

Satisfaction and Discharge of Indenture

         Unless otherwise provided in the applicable authorizing resolution and prospectus supplement, the indenture will be discharged:

         o upon payment of all the series of debt securities issued under the indenture; or

         o upon deposit with the trustee, within one year of the date of maturity or redemption of all of the series of debt securities issued under the indenture, of funds sufficient for (a) the payment of principal of and interest on the securities to maturity or (b) redemption of the securities. (Section 11.01).

Reports to Holders of Debt Securities

         Toll Brothers, Inc. and each issuer of the debt securities offered by this prospectus will file with the trustee copies of their annual reports and other information, documents and reports that they file with the SEC. So long as the obligation of Toll Brothers, Inc. to file these reports or information with the SEC is suspended or terminated, Toll Brothers, Inc. will provide the trustee with audited annual financial statements prepared in accordance with generally accepted accounting principles and unaudited condensed quarterly financial statements. These financial statements will be accompanied by management's discussion and analysis of the results of operations and financial condition of Toll Brothers, Inc. for the period reported upon in substantially the form required under the rules and regulations of the SEC then in effect. (Section 4.02).

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of Toll Brothers, Inc. consists of 100,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share; however, subject to the limitations and procedures described below, the stockholders of Toll Brothers, Inc. have authorized increases in the respective numbers of shares of common stock and preferred stock. In March 2001, the stockholders of Toll Brothers, Inc. authorized the filing by the Board of Directors, in its discretion, of one or more amendments to the Certificate of Incorporation from time to time on or before March 31, 2006 (1) to increase the authorized common stock by up to 155,000,000 additional shares in any combination of one or more 5,000,000-share increments and/or (2) to increase the authorized preferred stock by a single increment of 14,000,000 additional shares. On March 7, 2002, the Board of Directors filed an amendment to the Certificate of Incorporation, in accordance with this stockholder authorization, which amendment increased the authorized shares of common stock from 45,000,000 shares to 100,000,000 shares. If additional amendments increasing the authorized capital stock of Toll Brothers, Inc. to the maximum limits authorized by the stockholders are filed by March 31, 2006, the authorized common stock of Toll Brothers, Inc. will be increased to 200,000,000 shares and the authorized preferred stock of Toll Brothers, Inc. will be increased to 15,000,000 shares. The procedure was approved by stockholders to permit Toll Brothers, Inc. to reduce the amount of annual Delaware corporate franchise tax that it is required to pay, while giving the Board of Directors the flexibility to increase quickly the authorized shares of common or preferred stock without the necessity of further action by the stockholders.

Common Stock

         Subject to the rights and preferences of any holders of the preferred stock of Toll Brothers, Inc., none of which is currently outstanding, the holders of the common stock of Toll Brothers, Inc. are entitled to one vote per share on all matters which require a vote of the common stockholders. In addition, the holders of the common stock of Toll Brothers, Inc. are entitled to receive dividends as legally may be declared by the board of directors and to receive pro rata the net assets of Toll Brothers, Inc. upon liquidation. There are no cumulative voting, preemptive, conversion or redemption rights applicable to the common stock of Toll Brothers, Inc. Persons casting a majority of the votes in the election of directors will be entitled to elect all of the directors.

         On June 12, 1997, the board of directors of Toll Brothers, Inc. adopted a Stockholder Rights Plan. This Stockholder Rights Plan originally provided for one right to attach to each share of the common stock of Toll Brothers, Inc. In March 2002, Toll Brothers, Inc. declared a 2-for-1 split of its common stock to be effected in the form of a stock dividend. In connection with the common stock split and in accordance with the terms of the Stockholder Rights Plan, the right associated with each share of common stock was adjusted so that one-half of a right will now attach to each share of common stock. Upon the occurrence of certain events, each right entitles the registered holder to purchase from Toll Brothers, Inc. a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock of Toll Brothers, Inc. at a purchase price of $100 per unit. Initially the rights attach to all common stock certificates and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of:

         o 10 days following a public announcement that a person or group of affiliated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock of Toll Brothers, Inc.; or

         o 10 business days following the commencement of a tender offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of common stock of Toll Brothers, Inc.

         The rights are not exercisable until the distribution date and will expire at the close of business on July 11, 2007. In the event any non-exempt person or group acquires 15% or more of the then outstanding shares of common stock, unless the acquisition is made pursuant to a tender offer for all outstanding shares at a price determined by a majority of the directors of Toll Brothers, Inc. who are not officers of Toll Brothers, Inc. to be fair and otherwise in the best interest of Toll Brothers, Inc. and its stockholders, each holder of a right will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right; except that the rights held by a non-exempt person or group become null and void upon that person or group acquiring 15% or more of the then outstanding shares of common stock. At any time until 10 days following the stock acquisition date, Toll Brothers, Inc. may redeem the rights at a price of $.001 per right. The Rights Agreement establishing the Stockholder Rights Plan was filed with the SEC on June 19, 1997 as an exhibit to a registration statement on Form 8-A. An amendment to the Rights Agreement was filed with the SEC on August 21, 1998 as an exhibit to an amended registration statement on Form 8-A/A. This summary of the rights is not complete. For additional information, holders of the common stock of Toll Brothers, Inc. should read the Rights Agreement and the amendment to that agreement, which are incorporated by reference in this prospectus.

         The common stock of Toll Brothers, Inc. is traded on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL."

Preferred Stock

         General. Toll Brothers, Inc. may issue, from time to time, shares of one or more series of preferred stock.

         We have summarized below the general terms and provisions that will apply to any preferred stock that may be offered, except as otherwise described by the applicable prospectus supplement. When Toll Brothers, Inc. offers to sell a particular series of preferred stock, a prospectus supplement will describe the specific terms of that series of preferred stock. If any of the general terms and provisions described in this prospectus apply to the particular series of preferred stock, the applicable prospectus supplement will so indicate and will describe any alternative provisions that are applicable. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock, and is also subject to the Toll Brothers, Inc. Certificate of Incorporation, as amended.

         The following summary of various provisions of the preferred stock is not complete. You should read Toll Brothers, Inc.'s Certificate of Incorporation, as amended, and each certificate of designations relating to a specific series of preferred stock for additional information. Each certificate of designations relating to a specific series of preferred stock will be filed as an exhibit to, or will be incorporated by reference in, the registration statement at or prior to the time of issuance of the particular series of preferred stock.

         The board of directors of Toll Brothers, Inc. is authorized to issue shares of preferred stock, in one or more series, and to fix for each series voting powers and the preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions, that are permitted by the Delaware General Corporation Law.

         The board of directors of Toll Brothers, Inc. is authorized to determine the following terms for each series of preferred stock, which will be described in the applicable prospectus supplement:

         o        the number of shares and their designation and title;

         o the dividend rate or the method of calculating the dividend rate, if applicable;

         o        the priority as to payment of dividends;

         o the dividend periods or the method of calculating the dividend periods, if applicable;

         o        the voting rights, if any;

         o the liquidation preference and the priority as to payment of the liquidation preference upon any liquidation or winding-up of Toll Brothers, Inc.;

         o whether and on what terms the shares will be subject to redemption or repurchase at the option of Toll Brothers, Inc.;

         o whether and on what terms the shares will be convertible into or exchangeable for other debt or equity securities;

         o        whether the shares will be listed on a securities exchange;
                  and

         o the other rights and privileges and any qualifications, limitations or restrictions relating to the shares.

         Dividends. Holders of preferred stock will be entitled to receive cash dividends if declared by the board of directors of Toll Brothers, Inc. out of funds which Toll Brothers, Inc. may legally use for payment. The applicable prospectus supplement will identify the dividend rates and the dates on which Toll Brothers, Inc. will pay dividends.

         Unless otherwise described in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any series of preferred stock that may be issued in the future that is expressly senior as to dividends to the earlier series of the preferred stock. If at any time Toll Brothers, Inc. has failed to pay accrued dividends on any senior series of preferred stock at the time dividends are payable on a junior series of preferred stock, Toll Brothers, Inc. may not pay any dividend on the junior series of preferred stock or redeem or otherwise repurchase shares of the junior series of preferred stock until the accumulated but unpaid dividends on the senior series have been paid or set aside for payment in full by Toll Brothers, Inc.

         Unless otherwise described in the applicable prospectus supplement:

         o no dividends, other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation, may be declared or paid or set aside for payment; and

         o no distribution may be declared or made upon the common stock, or any other capital stock of Toll Brothers, Inc. ranking junior to or equally with the preferred stock of the particular series as to dividends.

         In addition, unless otherwise described in the applicable prospectus supplement, no common stock or any other capital stock of Toll Brothers, Inc. ranking junior to or equally with the preferred stock of the particular series as to dividends may be redeemed, purchased or otherwise acquired for any consideration and no monies may be paid to or made available for a sinking fund for the redemption of any shares of any such stock by Toll Brothers, Inc. except by conversion into or exchange for other capital stock of Toll Brothers, Inc. ranking junior to the preferred stock of the particular series as to dividends unless:

         o if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and an amount sufficient for the payment of the dividends has been set apart for all past dividend periods and the then current dividend period; or

         o if the particular series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and an amount sufficient for the payment of the dividends has been set apart for payment for the then current dividend period;

provided, however, that any monies deposited up until that time in any sinking fund with respect to any preferred stock of Toll Brothers, Inc. in compliance with the provisions of the sinking fund may subsequently be applied to the purchase or redemption of the preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full cumulative dividends upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment; and provided, further, that any of the junior or equally-ranked classes of preferred stock or common stock of Toll Brothers, Inc. may be converted into or exchanged for stock of Toll Brothers, Inc. ranking junior to the series of preferred stock then senior to the junior or equally-ranked classes of preferred stock as to dividends.

         The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

         Convertibility. No series of preferred stock will be convertible or exchangeable for other securities or property unless otherwise stated in the applicable prospectus supplement.

         Redemption and Sinking Fund. Toll Brothers, Inc. will not have the right or obligation to redeem or pay into a sinking fund for the benefit of any series of preferred stock unless otherwise stated in the applicable prospectus supplement.

         Liquidation Rights. Unless otherwise stated in the applicable prospectus supplement, in the event of any liquidation, dissolution or winding-up of Toll Brothers, Inc., holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the applicable prospectus supplement for that particular series of preferred stock plus any accrued and unpaid dividends. Toll Brothers, Inc. will pay these amounts to the holders of each series of the preferred stock and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to distributions. These payments will be made out of the assets of Toll Brothers, Inc. available for distribution to stockholders before any distribution is made to holders of common stock or any other shares of preferred stock of Toll Brothers, Inc. ranking junior to the series of preferred stock as to rights upon liquidation, dissolution or winding-up.

         In the event that there are insufficient funds to pay in full the amounts payable to all equally-ranked classes of preferred stock, Toll Brothers, Inc. will allocate the remaining assets equally among all series of equally-ranked preferred stock in proportion to the full respective preferential amounts to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after Toll Brothers, Inc. pays the full amount of the liquidation distribution to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of the assets of Toll Brothers, Inc. The consideration or merger of Toll Brothers, Inc. with another corporation or sale of securities will not be considered a liquidation, dissolution or winding-up of Toll Brothers, Inc. for these purposes.

         Voting Rights. Holders of preferred stock will not have any voting rights except as described in the applicable prospectus supplement or as otherwise from time to time required by law.

         Miscellaneous. When the preferred stock is issued, it will be fully paid and nonassessable. Holders of preferred stock will have no preemptive rights. If Toll Brothers, Inc. redeems or otherwise reacquires any shares of preferred stock, it will restore the shares to the status of authorized and unissued shares of preferred stock. These shares will not be a part of any particular series of preferred stock and Toll Brothers, Inc. may reissue the shares. There are no restrictions on repurchase or redemption of the preferred stock on account of any arrearage on sinking fund installments, except as may be described in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures or other agreements entered into by Toll Brothers, Inc. The accompanying prospectus supplement will describe any material contractual restrictions on dividend payments. The prospectus supplement will also describe any material United States federal income tax considerations applicable to the preferred stock.

         No Other Rights. The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except for those described above or in the applicable prospectus supplement, the Certificate of Incorporation, as amended, or the applicable certificate of designations, or as otherwise required by law.

         Transfer Agent and Registrar. The prospectus supplement for each series of preferred stock will identify the transfer agent and registrar.

                             DESCRIPTION OF WARRANTS

General

         Toll Brothers, Inc. may issue, together with other securities offered by this prospectus or separately, warrants for the purchase of the following:

         o        debt securities of Toll Corp., First Huntingdon Finance Corp.
                  or Toll Finance Corp. with the unconditional guarantees of Toll Brothers, Inc.;

         o        common stock of Toll Brothers, Inc.; or

         o        preferred stock of Toll Brothers, Inc.

         Each series of warrants will be issued under a separate warrant agreement to be entered into between Toll Brothers, Inc. and a bank or trust company, as warrant agent. The terms of each warrant agreement will be discussed in the applicable prospectus supplement relating to the particular series of warrants. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants, reflecting the provisions to be included in these agreements for a particular offering will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part prior to the date of any prospectus supplement relating to an offering of the particular warrant.

         We have summarized below the general terms and provisions that will apply to any warrants that may be offered, except as otherwise described by the applicable prospectus supplement. When Toll Brothers, Inc. offers to sell warrants, a prospectus supplement will describe the specific terms of that series of warrants. If any of the general terms and provisions described in this prospectus do not apply to the particular series of warrants being offered the applicable prospectus supplement will so indicate and will describe any alternative provisions that are applicable. The following summary of various provisions of the warrants, the warrant agreements and the warrant certificates is not complete. You should read all of the provisions of the applicable warrant agreement and warrant certificate, including the definitions contained in those documents of various terms, for additional important information concerning any series of warrants offered by this prospectus.

Debt Warrants

         General. The prospectus supplement relating to any series of debt warrants that are offered by this prospectus will describe the specific terms of that series of debt warrants, any related debt warrant agreement and the debt warrant certificate(s) representing the debt warrants. The applicable prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt warrants:

         o the issuer of the debt securities which may be purchased upon exercise of the debt warrants, the designation, number, stated value and terms of those debt securities, the terms of the related guarantees and the procedures and conditions relating to the exercise of the debt warrants;

         o the designation and terms of any debt securities and related guarantees with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

         o the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

         o the principal amount of debt securities which may be purchased upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

         o the date on which the right to exercise the debt warrants will begin and the date on which the right will expire;

         o a discussion of the material United States federal income tax considerations relevant to the exercise of the debt warrants;

         o whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

         o        call provisions, if any, of the debt warrants; and

         o        any other material terms of the debt warrants.

         Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. In addition, debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. A holder of a debt warrant will not have any of the rights of a holder of the debt securities which may be purchased by the exercise of the debt warrant before the debt securities are purchased by the exercise of the debt warrant. Accordingly, before a debt warrant is exercised, the holder will not be entitled to receive any payments of principal, premium, if any, or interest, if any, on the debt securities which may be purchased by the exercise of that debt warrant.

         Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities described in the applicable prospectus supplement at the exercise price described or explained in the prospectus supplement. Debt warrants may be exercised at any time from the time they become exercisable, as described in the applicable prospectus supplement, up to the time on the date stated in the applicable prospectus supplement. Afterwards, unexercised debt warrants will become void.

         Debt warrants may be exercised in the manner described in the applicable prospectus supplement. When Toll Brothers, Inc. receives payment and the properly completed and duly executed debt warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, it will, as soon as practicable, forward the debt securities purchased upon the exercise of the debt warrants. If less than all of the debt warrants represented by the debt warrant certificate are exercised, Toll Brothers, Inc. will issue a new debt warrant certificate for the amount of debt warrants that remain exercisable.

Common Stock Warrants

         General. The prospectus supplement relating to any series of common stock warrants that are offered by this prospectus will describe the specific terms of that series of common stock warrants, any related common stock warrant agreement and the common stock warrant certificate(s) representing the common stock warrants. The applicable prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of common stock warrants:

         o the procedures and conditions relating to the exercise of the common stock warrants;

         o the number of shares of common stock, if any, issued with the common stock warrants;

         o the date, if any, on and after which the common stock warrants and any related shares of common stock will be separately transferable;

         o        the offering price, if any, of the common stock warrants;

         o the number of shares of common stock which may be purchased upon exercise of the common stock warrants and the price or prices at which the shares may be purchased upon exercise;

         o the date on which the right to exercise the common stock warrants will begin and the date on which the right will expire;

         o a discussion of the material United States federal income tax considerations applicable to the exercise of the common stock warrants;

         o        call provisions, if any, of the common stock warrants; and

         o        any other material terms of the common stock warrants.

         Common stock warrant certificates will be exchangeable for new common stock warrant certificates of different denominations. In addition, common stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. A holder of a common stock warrant will not have any of the rights of a holder of the common stock which may be purchased by the exercise of the common stock warrant before the common stock is purchased by the exercise of the common stock warrant. Accordingly, before a common stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the shares of common stock which may be purchased when the common stock warrant is exercised.

         Exercise of Common Stock Warrants. Each common stock warrant will entitle the holder to purchase for cash the number of shares of common stock of Toll Brothers, Inc. at the exercise price that is described or explained in the applicable prospectus supplement. Common stock warrants may be exercised at any time from the time they become exercisable, as described in the applicable prospectus supplement, up to the time on the date stated in the applicable prospectus supplement. Afterwards, unexercised common stock warrants will become void.

         Common stock warrants may be exercised in the manner described in the applicable prospectus supplement. When Toll Brothers, Inc. receives payment and the properly completed and duly executed common stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, it will, as soon as practicable, forward a certificate representing the number of shares of common stock purchased upon exercise of the common stock warrants. If less than all of the common stock warrants represented by the common stock warrant certificate are exercised, Toll Brothers, Inc. will issue a new common stock warrant certificate for the amount of common stock warrants that remain exercisable.

Preferred Stock Warrants

         General. The prospectus supplement relating to any series of preferred stock warrants that are offered by this prospectus will describe the specific terms of that series of preferred stock warrants, any related preferred stock warrant agreement and the preferred stock warrant certificate(s) representing the preferred stock warrants. The applicable prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of preferred stock warrants:

         o the designation and terms of the shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the procedures and conditions relating to the exercise of the preferred stock warrants;

         o the designation and terms of any related shares of preferred stock with which the preferred stock warrants are issued and the number of shares of the preferred stock, if any, issued with preferred stock warrants;

         o the date, if any, on and after which the preferred stock warrants and any related shares of preferred stock will be separately transferable;

         o        the offering price, if any, of the preferred stock warrants;

         o the number of shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the initial price or prices at which the shares may be purchased upon exercise;

         o the date on which the right to exercise the preferred stock warrants will begin and the date on which the right will expire;

         o a discussion of the material United States federal income tax considerations relevant to the exercise of the preferred stock warrants;

         o        call provisions, if any, of the preferred stock warrants; and

         o        any other material terms of the preferred stock warrants.

         Preferred stock warrant certificates will be exchangeable for new preferred stock warrant certificates of different denominations. In addition, preferred stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. A holder of a preferred stock warrant will not have any of the rights of a holder of the preferred stock which may be purchased by the exercise of the preferred stock warrant before the preferred stock is purchased by the exercise of the preferred stock warrant. Accordingly, before a preferred stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the preferred stock which may be purchased when the preferred stock warrant is exercised.

         Exercise of Preferred Stock Warrants. Each preferred stock warrant will entitle the holder to purchase for cash the number of shares of preferred stock of Toll Brothers, Inc. at the exercise price described or explained in the applicable prospectus supplement. Preferred stock warrants may be exercised at any time from the time they become exercisable, as described in the applicable prospectus supplement, up to the time on the date stated in the applicable prospectus supplement. Afterwards, unexercised preferred stock warrants will become void.

         Preferred stock warrants may be exercised in the manner described in the applicable prospectus supplement. When Toll Brothers, Inc. receives payment and the properly completed and duly executed preferred stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, it will, as soon as practicable, forward a certificate representing the number of shares of preferred stock purchased upon exercise of the preferred stock warrants. If less than all of the preferred stock warrants represented by the preferred stock warrant certificate are exercised, Toll Brothers, Inc. will issue a new preferred stock warrant certificate for the amount of preferred stock warrants that remain exercisable.

            CLASSIFIED BOARD OF DIRECTORS AND RESTRICTIONS ON REMOVAL

         Under the Certificate of Incorporation, as amended, of Toll Brothers, Inc., the board of directors is divided into three classes of directors serving staggered terms of three years each. Each class is to be as nearly equal in number as possible, with one class being elected each year. The Certificate of Incorporation, as amended, also provides that:

         o directors may be removed from office only for cause and only with the affirmative vote of 66 2/3% of the voting power of the voting stock;

         o any vacancy on the board of directors or any newly created directorship will be filled by the remaining directors then in office, though less than a quorum; and

         o advance notice of stockholder nominations for the elections of directors must be given in the manner provided by the By-Laws of Toll Brothers, Inc.

         The required 66 2/3% stockholder vote necessary to alter, amend or repeal these provisions of the Certificate of Incorporation, as amended, the related amendments to the By-Laws and all other provisions of the By-Laws, or to adopt any provisions relating to the classification of the board of directors and the other matters described above may make it more difficult to change the composition of the board of directors of Toll Brothers, Inc. and may discourage or make difficult any attempt by a person or group to obtain control of Toll Brothers, Inc.

                              PLAN OF DISTRIBUTION

         Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp., or any of them, may offer and sell their respective securities to which this prospectus relates in any one or more of the following ways:

         o        directly to purchasers;

         o        to or through underwriters;

         o        to or through dealers; or

         o        to or through agents.

         Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

         The securities may be distributed from time to time in one or more transactions:

         o        at a fixed price or prices, which may be changed;

         o        at market prices prevailing at the time of sale;

         o        at prices related to prevailing market prices; or

         o        at negotiated prices.

         Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

         If underwriters are used in the offer and sale of the securities being offered by this prospectus, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be included in the prospectus supplement relating to the offering. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If a dealer is used in the sale of the securities being offered by this prospectus, the issuer(s) of the securities will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

         If an agent is used in an offering of securities being offered by this prospectus, the agent will be named and the terms of the agency will be described in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

         Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the issuer(s) of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

         If indicated in the applicable prospectus supplement, the issuer(s) of the securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that
(a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

         In addition, the securities offered by this prospectus and an accompanying prospectus supplement may be offered and sold by the holders of the securities in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon a sale of securities made in this manner, the respective holders of the securities and any participating broker, dealer or underwriter may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions, discounts or concessions upon the sale, or any profit on the resale of the securities, received in connection with the sale may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the securities, may be less than or in excess of customary commissions.

         Some of the underwriters, dealers or agents used by Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp., or any of them, in any offering of securities under this prospectus may be customers of, including borrowers from, engage in transactions with, and perform services for, Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp., or any of them, and/or one or more of their respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., as the case may be, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by Toll Brothers, Inc. and/or Toll Corp., Toll Finance Corp. or First Huntingdon Finance Corp. for certain expenses.

         Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If underwriters create a short position in the securities in connection with the offering of the securities (i.e., if they sell more securities than are included on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of the over-allotment option, if any, described in the applicable prospectus supplement.

         The representatives of the underwriters also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering of the securities.

         In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these types of purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

         Neither Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

         The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

         We estimate that the total expenses we will incur in offering the securities to which this prospectus relates, excluding underwriting discounts and commissions, if any, will be approximately $1,300,000.

                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon by Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth an estimate of the costs and expenses, other than underwriting discounts and commissions, to be incurred by Toll Brothers, Inc. in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission registration fee...............$      69,000
Printing and engraving............................................$     150,000
Rating agency fees................................................$     400,000
Blue Sky fees and expenses........................................$      50,000
Legal fees and expenses...........................................$     300,000
Accounting fees and expenses......................................$     150,000
Trustee fees and expenses.........................................$      40,000
Miscellaneous.....................................................$     141,000
                                                                  =============
Total.............................................................$   1,300,000

         All expenses, except the Securities and Exchange Commission registration fee, are estimated.

Item 15.   Indemnification of Directors and Officers.

         For information regarding provisions under which a director or officer of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. may be insured or indemnified in any manner against any liability which he may incur in his capacity as such, reference is made to Section 145 of the Delaware General Corporation Law, which provides in its entirety as follows:

                  "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination,
         (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         See also Article Six of Toll Brothers, Inc.'s Certificate of Incorporation, as amended, which obligates, and Article VII of Toll Brothers, Inc.'s By-Laws, as amended, which grants, Toll Brothers, Inc. the power to indemnify its directors, officers, employees and agents. In addition, Article VIII of each of the By-Laws, as amended, of Toll Corp., First Huntingdon Finance Corp., and Toll Finance Corp. obligates each of these entities to indemnify its directors, officers, employees and agents.

         See also the Underwriting Agreement Basic Provisions, filed as Exhibit 1 hereto, pursuant to which the Underwriters agree to indemnify the Registrants and their respective directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

         See Item 17 of this Part II for further information concerning indemnification of directors, officers and controlling persons of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp.

Item 16.  Exhibits

1.         Form of Underwriting Agreement Basic Provisions.*

4.1 Form of Indenture among Toll Corp., as issuer, Toll Brothers, Inc., as guarantor, and Bank One Trust Company, NA, as Trustee.

4.2 Form of Indenture among First Huntingdon Finance Corp., as issuer, Toll Brothers, Inc., as guarantor, and Bank One Trust Company, NA, as Trustee.

4.3 Form of Indenture among Toll Finance Corp., as issuer, Toll Brothers, Inc., as guarantor, and Bank One Trust Company, NA, as Trustee.

5          Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.**

12         Statement re Computation of Ratios of Earnings to Fixed Charges.

23.1 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of Exhibit 5).

23.2       Consent of Ernst & Young LLP.

24 Powers of Attorney (included on the signature pages of this Registration Statement).

25.1 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 with respect to the debt securities of Toll Corp. and guarantees of Toll Brothers, Inc.

25.2 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 with respect to the debt securities of First Huntingdon Finance Corp. and guarantees of Toll Brothers, Inc.

25.3 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 with respect to the debt securities of Toll Finance Corp. and guarantees of Toll Brothers, Inc.

---------------
           * This exhibit will be filed by pre-effective amendment.
          ** This exhibit, as signed, will be filed by pre-effective amendment.

         Additional exhibits to this registration statement will be filed with or incorporated by reference in this registration statement in connection with future amendments to, or supplements to, the prospectus forming a part of this registration statement.

Item 17.  Undertakings.

         (a)      The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of  1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)    to include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrants hereby undertake that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part or this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on March 27, 2002.

                                    TOLL BROTHERS, INC.


                                    By:          /s/ Robert I. Toll
                                       ----------------------------------------
                                          Robert I. Toll,
                                          Chairman of the Board of Directors

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Zvi Barzilay, Richard J. Braemer, Joel H. Rassman and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2002.


Signature                                       Title
---------                                       -----
    /s/ Robert I. Toll                          Chairman of the Board, Chief Executive Officer and
-------------------------------                 Director (Principal Executive Officer)
Robert I. Toll

    /s/ Bruce E. Toll                           Vice Chairman of the Board and Director
------------------------------
Bruce E. Toll

    /s/ Zvi Barzilay                            President, Chief Operating Officer and Director
------------------------------
Zvi Barzilay

    /s/ Robert S. Blank                         Director
------------------------------
Robert S. Blank

    /s/ Edward G. Boehne                        Director
------------------------------
Edward G. Boehne

    /s/ Richard J. Braemer                      Director
------------------------------
Richard J. Braemer

    /s/ Roger S. Hillas                         Director
------------------------------
Roger S. Hillas



    /s/ Carl B. Marbach                         Director
------------------------------
Carl B. Marbach

    /s/ Joel H. Rassman                         Senior Vice President, Treasurer, Chief Financial
------------------------------                  Officer and Director (Principal Financial Officer)
Joel H. Rassman

   /s/ Paul E. Shapiro                          Director
------------------------------
Paul E. Shapiro

   /s/ Joseph R. Sicree                         Vice President and Chief Accounting Officer
------------------------------                  (Principal Accounting Officer)
Joseph R. Sicree


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on March 27, 2002.

                                   TOLL CORP.


                                   By:    /s/ Robert I. Toll
                                       ----------------------------------------
                                          Robert I. Toll,
                                          Chairman of the Board of Directors

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Zvi Barzilay, Richard J. Braemer, Joel H. Rassman and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2002.


Signature                                       Title
---------                                       -----

    /s/ Robert I. Toll                          Chairman of the Board, Chief Executive Officer and
-------------------------------                 Director (Principal Executive Officer)
Robert I. Toll

    /s/ Zvi Barzilay                            President, Chief Operating Officer, Secretary and
-------------------------------------           Director
Zvi Barzilay

    /s/ Joel H. Rassman                         Senior Vice President, Treasurer, Chief Financial
------------------------------------            Officer and Director (Principal Financial Officer)
Joel H. Rassman

    /s/ Joseph R. Sicree                        Chief Accounting Officer
--------------------------------------          (Principal Accounting Officer)
Joseph R. Sicree


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on March 27, 2002.

                                      FIRST HUNTINGDON FINANCE CORP.


                                      By:   /s/ Robert I. Toll
                                         --------------------------------------
                                           Robert I. Toll,
                                           Chairman of the Board of Directors

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Zvi Barzilay, Richard J. Braemer, Joel H. Rassman and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2002.


Signature                                       Title
---------                                       -----

    /s/ Robert I. Toll                          Chairman of the Board, Chief Executive Officer and
-------------------------------                 Director (Principal Executive Officer)
Robert I. Toll

    /s/ Zvi Barzilay                            President, Chief Operating Officer, Secretary and
-------------------------------                 Director
Zvi Barzilay

    /s/ Joel H. Rassman                         Senior Vice President, Treasurer, Chief Financial
-------------------------------                 Officer and Director (Principal Financial Officer)
Joel H. Rassman

   /s/ Joseph R. Sicree                         Chief Accounting Officer
-------------------------------                 (Principal Accounting Officer)
Joseph R. Sicree


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on March 27, 2002.

                                 TOLL FINANCE CORP.


                                 By:   /s/ Robert I. Toll
                                     -----------------------------------
                                        Robert I. Toll,
                                        Chairman of the Board of Directors

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Toll, Zvi Barzilay, Richard J. Braemer, Joel H. Rassman and Joseph R. Sicree, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2002.


Signature                                       Title
---------                                       ------
    /s/ Robert I. Toll                          Chairman of the Board, Chief Executive Officer and
-------------------------------                 Director (Principal Executive Officer)
Robert I. Toll

    /s/ Zvi Barzilay                            President, Chief Operating Officer, Secretary and
-------------------------------                 Director
Zvi Barzilay

    /s/ Joel H. Rassman                         Senior Vice President, Treasurer, Chief Financial
-------------------------------                 Officer and Director (Principal Financial Officer)
Joel H. Rasman

    /s/ Joseph R. Sicree                        Chief Accounting Officer
-------------------------------                 (Principal Accounting Officer)
Joseph R. Sicree


                                Index to Exhibits

Exhibit
Number     Description
--------   -----------

1.         Form of Underwriting Agreement Basic Provisions.*

4.1 Form of Indenture among Toll Corp., as issuer, Toll Brothers, Inc., as guarantor, and Bank One Trust Company, NA, as Trustee.

4.2 Form of Indenture among First Huntingdon Finance Corp., as issuer, Toll Brothers, Inc., as guarantor, and Bank One Trust Company, NA, as Trustee.

4.3 Form of Indenture among Toll Finance Corp., as issuer, Toll Brothers, Inc., as guarantor, and Bank One Trust Company, NA, as Trustee.

5          Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.**

12         Statement re Computation of Ratios of Earnings to Fixed Charges.

23.1 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of Exhibit 5).

23.2       Consent of Ernst & Young LLP.

24 Powers of Attorney (included on the signature pages of this Registration Statement).

25.1 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 with respect to the debt securities of Toll Corp. and guarantees of Toll Brothers, Inc.

25.2 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 with respect to the debt securities of First Huntingdon Finance Corp. and guarantees of Toll Brothers, Inc.

25.3 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 with respect to the debt securities of Toll Finance Corp. and guarantees of Toll Brothers, Inc.

---------------
*  This exhibit will be filed by pre-effective amendment.
** This exhibit, as signed, will be filed by pre-effective amendment.